Exhibit 5.1

January 10, 2014

Signature Group Holdings, Inc.

15303 Ventura Boulevard, Suite 1600

Sherman Oaks, California 91403

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Signature Group Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing on January 10, 2014, with the Securities and Exchange Commission (the “Commission”) of post-effective amendment no. 1 to registration statement on Form S-8, Commission File No. 333-134236 (the “Registration Statement”) pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Act”), relating to the shares of common stock, par value $0.001 per share (the “Shares”), of the Company, together with associated rights (the “Rights,” and with the Shares, the “Securities”) to purchase shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company, issuable pursuant to the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan (the “Plan”). The Rights are issuable pursuant to a Rights Agreement, dated October 27, 2007, between the Company (as successor in interest to Signature Group Holdings, Inc., a Nevada corporation (“Signature Nevada”)), and Computershare Inc. (as successor in interest to Mellon Investor Services LLC (“Mellon”)), as rights agent (the “Rights Agent”), as amended by First Amendment to the Rights Agreement, dated July 28, 2011, between Signature Nevada and Mellon, and a Rights Agreement Amendment and Assignment, dated as of January 2, 2014, between Signature Nevada and the Rights Agent.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Based on the foregoing, and subject to the further limitation, qualifications and assumptions set forth herein, we are of the opinion that the Securities offered pursuant to the Plan and the Registration Statement have been duly authorized for issuance by the Company, and, when issued in the manner and for the consideration contemplated by the Plan, the applicable award agreements and the Registration Statement, will be validly issued and the Shares will be fully paid and non-assessable.

In rendering this opinion, we have also assumed that the members of the Board of Directors of the Company (the “Board”) have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement. This opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing. Moreover, this opinion addresses the Rights and the Rights Agreement in their entirety, and it should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or purchase rights issued thereunder would invalidate such rights in their entirety.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Crowell & Moring LLP  ■  www.crowell.com  ■  Washington, DC  ■  New York  ■  San Francisco  ■  Los Angeles  ■  Orange County  ■  Anchorage  ■  London  ■  Brussels

Signature Group Holdings, Inc.

January 10, 2014

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Crowell & Moring LLP

Crowell & Moring LLP

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